Exhibit 99.1
XO Holdings, Inc. Secures $780 Million through Preferred Stock Issuance
— Obtains Funding to Continue Strategic Growth Initiatives and Retire
Indebtedness—
HERNDON, VA—(MARKET WIRE)—July 28, 2008 — XO Holdings, Inc. (OTC BB: XOHO.OB) today announced that it has raised $780 million through the issuance of two new series of preferred stock in order to retire senior debt, fund future growth initiatives and provide ongoing working capital for the business. XO Holdings, Inc. (the “Company”) is the parent company of XO Communications and Nextlink, leading providers of wireline and wireless communications services.
XO Holdings, Inc. issued 555,000 shares of the Company’s 7% Class B Convertible Preferred Stock (“Convertible Preferred Stock”) for consideration of $555,000,000 and 225,000 shares of the Company’s 9.50% Class C Perpetual Preferred Stock (“Perpetual Preferred Stock”) for $225,000,000 to affiliates of Carl C. Icahn, the Company’s Chairman. The Convertible Preferred Stock is convertible into shares of common stock of the Company at a conversion price (which is subject to adjustment) of $1.50 per share at the option of the holder commencing one year from the date of issuance (with such commencement date subject to a possible extension of no more than ninety days). The Perpetual Preferred Stock is not convertible and neither the Convertible Preferred nor the Perpetual Preferred is redeemable at the option of the holder at any time, unless there is a change of control of the Company. Both the Convertible Preferred Stock and the Perpetual Preferred Stock are subject to mandatory redemption at the request of the holder upon a change of control of the Company and for 120 days thereafter. Unless paid in cash at the option of the Company’s Board, dividends on the Convertible Preferred Stock and the Perpetual Preferred Stock will accrete on a quarterly basis at rates of 1.75% and 2.375%, respectively, of the liquidation preference (which is initially $1,000 per share), thus increasing the liquidation preference of the shares.
The Company intends to offer up to 27,750 shares of Convertible Preferred Stock and up to 11,250 shares of Perpetual Preferred Stock (in units, in the same proportion issued to the affiliates of Mr. Icahn, consisting of 2.46667 shares of Convertible Preferred Stock for each share of Perpetual Preferred Stock and 0.405405 shares of Perpetual Preferred Stock for each share of Convertible Preferred Stock) to certain large minority stockholders of the Company that are accredited investors.
As a result of this fundraising, all the Company’s indebtedness for borrowed money, amounting to approximately $395 million under its Senior Secured Credit Facility as well as approximately $78 million under its $75 Million Senior Note issued in March 2008 (both figures inclusive of accumulated interest), has been retired in full. The remaining $307 million of proceeds, plus any proceeds from shares purchased by minority stockholders and reduced for transactional expenses, will be used to fund the Company’s long-term strategic growth plan which will accelerate revenue growth and improve operational efficiencies, as well as provide working capital for its businesses.
Mr. Icahn has been Chairman of XO for the last five years. He stated, “With its very strong balance sheet and unique network assets, XO should remain extremely competitive as a CLEC and wholesale carrier.”
“The completion of this financing gives us the financial strength and flexibility that we need in order to support fast-growing areas of our businesses,” commented Carl Grivner, CEO of XO. “We are working diligently to maintain our competitive edge while transitioning our business into high demand data and IP products and wireless services. With one of the most robust nationwide fiber networks in place today and as one of the largest holders of fixed wireless spectrum, we will continue to offer our customers the leading edge products and services that they require.”
As part of the stock purchase negotiation, XO Holdings, Inc. entered into a new tax allocation agreement with Starfire Holding Corporation, an affiliate of Carl C. Icahn, which replaces an existing agreement. Under the terms of the new arrangement, Starfire will make payments to XO equal to 30% of the income tax savings that Starfire would receive in the event that the Starfire group utilizes XO’s income tax losses, up to an aggregate amount of $900 million in losses. In addition, under certain circumstances the agreement requires Starfire to reimburse or credit XO for income taxes that XO could have saved if Starfire had not utilized certain of XO’s income tax losses in excess of the $900 million limit.

The terms of the financing were negotiated by the Special Committee of the Board of Directors which is comprised of independent directors and was formed to assist the Company in evaluating financing and other alternatives. Cowen and Company, LLC acted as financial advisor to the Special Committee and Dechert LLP acted as its legal advisor.
The Stock Purchase Agreement, Certificates of Designation for the Convertible Preferred Stock and the Perpetual Preferred Stock, Registration Rights Agreement and Tax Allocation Agreement included as Exhibits to the Form 8-K to be filed today by XO Holdings, Inc. disclose additional terms and information with respect to the issuance of the Convertible Preferred Stock and the Perpetual Preferred Stock and the Tax Allocation Agreement.
About XO
XO Holdings, Inc. (OTCBB: XOHO <http://www.marketwire.com/mw/stock.jsp?Ticker=XOHO> ) is the holding company of XO Communications, LLC (XO Communications) and Nextlink Wireless, Inc. (Nextlink).
XO Communications is a leading provider of 21st century communications services for businesses and communications services providers, including Fortune 500 and leading cable companies, carriers, content providers and mobile operators. Utilizing its unique and powerful nationwide IP network and extensive local metro networks and broadband wireless facilities, XO Communications offers customers a broad range of managed voice, data and IP services in 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Nextlink provides alternative access, backhaul and diverse network solutions and services for the carrier, business and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade broadband wireless solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For more information, visit www.nextlink.com.
Forward-looking Statement
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing the Company’s long-term strategic growth plan, revenue growth, competitiveness and improved operational efficiencies. The Company cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the Company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, future economic conditions, generally, and the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q. Statements in this press release should be evaluated in light of these important factors. XO Holdings, Inc. undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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